UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NICHOLAS FINANCIAL, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee Paid previously with preliminary materials

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

NICHOLAS FINANCIAL, INC.

26133 US HWY 19 North

Suite #300

Clearwater, Florida 33763

(727) 726-0763

NOTICE OF ANNUAL MEETING

To the Stockholders of Nicholas Financial, Inc.:

NOTICE IS HEREBY GIVEN that the fiscal year 2024 Annual Meeting of Stockholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) will be held at the offices of the Company’s legal counsel, Kutak Rock LLP, located at The Omaha Building, 1650 Farnam Street, Omaha, Nebraska 68102-2186, on Tuesday, September 24, 2024, at 10:00 a.m. Central Time for the following purposes:

1.
to receive the Report of the Directors;
2.
to receive the consolidated financial statements of the Company for its fiscal year ended March 31, 2024, and the report of Forvis Mazars, LLP, the Company’s Independent Registered Public Accounting Firm, thereon;
3.
to elect five directors to hold office until the 2025 Annual Meeting of Stockholders, until their respective successors are duly elected and qualified (Proposal 1);
4.
to ratify the appointment of Forvis Mazars, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2025 (Proposal 2);

5. to provide an advisory vote on the compensation for our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in the accompanying Proxy Statement (Proposal 3); and

6.
to transact such other business as may properly come before the Meeting.

Accompanying this Notice are a Proxy Statement and form of proxy card and/or voting instructions form.

Stockholders of record as of the close of business on August 13, 2024 will be entitled to attend and vote at the Meeting, or any adjournment or postponement thereof. A stockholder entitled to attend and vote at the Meeting is entitled to appoint a proxy holder to attend and vote in his or her stead.

Your vote is important. Whether or not you plan to attend the Meeting in person, we urge you to (i) read the notes on the form of proxy card and then complete, sign and return the proxy card within the time set forth in such notes (if you are a record holder); (ii) read the transfer agent’s voting instruction form or contact your bank or broker for instructions on voting (if you are a beneficial owner), and follow the instructions; or (iii) vote via Internet or by telephone by following the corresponding instructions on the form of proxy card or voting instruction form, as applicable.

The enclosed proxy is solicited by the Board of Directors of the Company but, as set out on the form of proxy card or voting instruction form, you may amend it if you so desire by inserting in the space provided the name of the person you wish to represent you at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on September 24, 2024

Pursuant to rules of the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, are available at https://nicholasfinancial.com/?page_id=7397.

DATED at Clearwater, Florida, August 23, 2024.

BY ORDER OF THE BOARD OF DIRECTORS

Charles Krebs

Corporate Secretary

NICHOLAS FINANCIAL, INC

26133 US HWY 19 North

Suite #300

Clearwater, Florida 33763

(727) 726-0763

PROXY STATEMENT

AS AT AND DATED August 23, 2024

This Proxy Statement accompanies the Notice of the 2024 Annual Meeting of Stockholders (the “Meeting”) of Nicholas Financial, Inc. (hereinafter called the “Company”) to be held on Tuesday, September 24, 2024, at 10:00 a.m. Central Time, at the offices of the Company's legal counsel, Kutak Rock LLP, located at The Omaha Building, 1650 Farnam Street, Omaha, Nebraska 68102-2186, and is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Meeting and at any adjournment thereof. Only record holders of the Company's common stock at the close of business on August 13, 2024, are entitled to vote at the Meeting. There is no cumulative voting with respect to the election of directors.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “Annual Report”), together with this Proxy Statement and the accompanying form of proxy card or voting instruction form (“Proxy”), are first being mailed on or about August 23, 2024 to stockholders entitled to vote at the Meeting. Additional copies will be provided without charge upon written request to Nicholas Financial, Inc., 26133 US HWY 19 North, Suite #300, Clearwater, Florida 33763, Attention: Corporate Secretary. Exhibits filed with our Annual Report on Form 10-K will be provided upon written request, in the same manner as noted above.

REVOCABILITY OF PROXY

If the accompanying Proxy is completed, duly signed and returned, or the shares are duly voted via the Internet or by telephone, the shares represented thereby will be voted at the Meeting, unless the Proxy is revoked as described below. The giving of the Proxy does not affect the right to vote in person should the stockholders be able to attend the Meeting in person. If you would like to obtain directions to attend the Meeting in person, please contact Charles Krebs at (402) 658-0809.

The stockholder may revoke the Proxy at any time prior to the voting thereof. In addition to revocation in any other manner permitted by law, a Proxy may be revoked by an instrument in writing executed by the stockholders or his attorney authorized in writing, or if the stockholders is a corporation, by a duly authorized officer or attorney thereof (such instrument, a “Notice of Revocation”), and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such Proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the Proxy is revoked. If you file a Notice of Revocation, you may then vote (or abstain from voting) your shares in person at the Meeting; however, if you are a beneficial owner, you must first obtain a proxy from the record holder to do so.

If you are a stockholder of record, you also may revoke your Proxy at any time before your shares are voted by submitting a duly executed proxy card bearing a later date. If you submit a later dated proxy card, then your shares will be voted in accordance with that later dated proxy card.

PERSONS MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

THE BOARD OF DIRECTORS OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse stockholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute proxies. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company.

VOTING SHARES AND OWNERSHIP

OF MANAGEMENT AND PRINCIPAL HOLDERS

As of the date of this Proxy Statement , the Company is authorized to issue 50,000,000 shares of Common Stock, $0.01 par value per share (the Common Stock) and 5,000,000 shares of Preferred Stock, $0.01 par value per share (the Preferred Stock). As of the close of business on August 13, 2024, the record date for determining stockholders entitled to notice of and to vote at the Meeting (the Record Date), there were issued and outstanding [7,305,942] shares of Common Stock entitled to vote at the Meeting and no shares of Preferred Stock. At the Meeting, on a show of hands, every stockholder present in person and entitled to vote shall have one vote, and on a poll, every stockholder present in person or represented by proxy and entitled to vote shall have one vote, in each case for each share of which such stockholder is the registered holder. Shares represented by proxy will only be voted on a poll.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date regarding (i) each of the Company’s directors (including the nominees for election or re-election as directors), (ii) each of the Company’s named executive officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated, each of the persons listed below has sole voting and investment power over the shares beneficially owned.,subject to community property laws, where applicable. Shares are beneficially owned when an individual has voting and /or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of the Record Date. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Nicholas Financial Inc., 26133 US HWY 19 North, Suite 300, Clearwater, Florida 33763.

Name	Number Of Shares	Percentage Owned
Michael Rost (1)	6,000	*
Charles Krebs (2)	2,436	*
Jeffrey Royal (3)	68,293	*
Adam K. Peterson (4) (5)	2,442,471	33.3
Jeremy Zhu (6) (7)	632,352	8.7
Magnolia Capital Fund, LP (8)	2,426,067	33.2
The TCW Group, Inc. (9)	616,230	8.4
Entities affiliated with Pelham Investment Partners, LP (10)	652,249	8.8
Westlake Services, LLC (11)	500,000	6.9
Mark Hutchins (12)	6,971	*
Brendan Keating (13)	24,570	*
Irina Nashtatik (14)	1,400	*
All directors and officers as a group (7 persons) (15)	3,183,093	43.5

* Less than 1%

(1)
Mr. Rost is our Chief Executive Officer. Includes 5,000 shares issuable upon the exercise of a stock option exercisable within 60 days of the Record Date.
(2)
Mr. Krebs is our Chief Financial Officer and Corporate Secretary.
(3)
Mr. Royal is Chairman of the Board. His business address is 5420 Nicholas Street, Omaha, Nebraska 68132.
(4)
Mr. Peterson is a director. His business address is 1601 Dodge Street, Ste. 3300, Omaha, Nebraska 68102.
(5)
Includes 2,426,067 shares held of record by Magnolia Capital Fund, LP. Please refer to footnote (8).
(6)
Mr. Zhu is a director. His business address is 865 South Figueroa Street, Los Angeles, California 90017.
(7)
Includes 616,230 shares held of record by The TCW Group, Inc. and its direct and indirect subsidiaries and Mr. Zhu personally held 16,122 shares of record. Please refer to footnote (9).
(8)
Magnolia Capital Fund, LP, The Magnolia Group, LLC and Adam K. Peterson share beneficial ownership of such shares. The Magnolia Group, LLC is the general partner of Magnolia Capital Fund, LP and Mr. Peterson is the managing member of The Magnolia Group, LLC. Mr. Peterson and The Magnolia Group, LLC are therefore deemed to share beneficial ownership of the shares of Common Stock held of record by Magnolia Capital Fund, LP. The business address of Magnolia Capital Fund, LP, The Magnolia Group, LLC and Mr. Peterson is 1601 Dodge Street, Ste. 3300, Omaha, Nebraska 68102.
(9)
Based solely on a /schedule 13G/A filed by The TCW Group, Inc., on behalf of itself and its direct and indirect subsidiaries (collectively, the “TCW Business Unit”) on February 12, 2024. According to the Schedule 13G/A, investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities shown in the table. Information barriers are in place between the TCW Business Unit and The Carlyle Group. The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit and shown in the table. The TCW

Business Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates. Mr. Zhu is Managing Director of Sepulveda Management, LLC, an affiliate of the TCW Business Unit and investment adviser registered under the Investment Advisers Act. The business address of the TCW Business Unit is 515 South Flower Street, Los Angeles, California 90071.
(10)
Based solely on a Schedule 13G/A filed by Pelham Investment Partners, LP on February 14, 2024. According to the Schedule 13G/A, it is being filed by Pelham Investment Partners, LP (the “Pelham Fund”) on behalf of itself and PART V Capital Management, LLC (the “Pelham GP”), Edward A. Collery (“E. Collery”), SC Fundamental Value Fund, LP (the “SC Fund”), SC Fundamental, LLC (the “SC GP”), SC Fund Management LLC Profit Sharing Plan (the “Plan”) and Peter M. Collery (“P. Collery”), Neil H. Koffler (“Koffler”), John T. Bird (“Bird”) and David A. Hurwitz (“Hurwitz”). The Pelham GP is filing on behalf of the Pelham Fund, which owns 483,437 shares. The SC GP is filing on behalf of the SC Fund, which owns 79,290 shares. E. Collery is the managing member of the Pelham GP and a member of the SC GP. P. Collery, Koffler, Bird and Hurwitz are each members of the SC GP. The Plan owns 89,522 shares. P. Collery is the sole trustee of the Plan. The address for each of these entities and individuals is 709 Main Street, 3rd Floor, New Rochelle, New York 10801.
(11)
Based solely on a Schedule 13G filed on May 8, 2015, the principal business address of Westlake Services, LLC is 4751 Wilshire Boulevard #100, Los Angeles, California 90010.
(12)
Mr. Hutchins is a director. His business address is 415 South Windsor Blvd., Los Angeles, California 90020
(13)
Mr. Keating is a director. His business address is 2826 Red Arrow Drive, Las Vegas, Nevada 89135.
(14)
Ms. Nashtatik is our former Chief Financial Officer, and Corporate Secretary (through July 12, 2024).
(15)
Represents shares beneficially owned by all directors and officers as a group as of the Record Date. Includes unvested restricted stock and shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date, held by the current directors and officers as a group.

The Board of Directors has determined that all holders of record of shares of Common Stock as of the close of business on the “Record Date” will be entitled to receive notice of and to vote at the Meeting. Those stockholders so desiring may be represented by proxy at the Meeting. The Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Company's transfer agent. Computershare Trust Company, N.A., Transfer Agent and Registrar, 150 Royal Street, Canton, Massachusetts 02021,or at the Corporate Headquarters of the Company at 26133 US HWY 19 North, Suite #300, Clearwater, Florida 33763 not less than 48 hours, (Saturdays, Sundays, and holidays excepted,) prior to the time of the holding of the Meeting or any adjournment thereof. Alternatively, you may vote via Internet or by telephone by following the corresponding instructions on the enclosed Proxy.

QUORUM

Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s current Bylaws provide that a quorum is present if stockholders of the Company holding an aggregate of at least one-third of the total issued and outstanding shares of Common Stock of the Company as of the Record Date are present in person (or represented by proxy) for the Meeting. The number of issued and outstanding shares of Common Stock currently equals the number of issued and outstanding shares of Common Stock entitled to vote, since any shares of Common Stock held by the Company or the Company’s subsidiary are not considered to be “outstanding.”

ABSTENTIONS AND BROKER NON-VOTES

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions will count as votes against a proposal while broker non-votes will not be counted in determining whether or not a proposal has been approved. The vote required for each proposal set forth herein, including the election of directors, is set forth under the discussion herein of such proposal.

Stockholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Except as indicated below in connection with the election of directors, where no instructions are indicated signed Proxies will be voted FOR each proposal listed in the Notice of the Meeting as set forth more completely herein. Returning your completed Proxy will not prevent you from voting in person at the Meeting should you be present and wish to do so.

VOTING INSTRUCTIONS FOR RECORD HOLDERS AND BENEFICIAL OWNERS

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record” or “record holder.” This Proxy Statement and related materials have been provided directly to you by the Company. You may vote by ballot at the meeting or vote by proxy (by mail, via Internet, or by telephone). To vote by proxy, sign, date and return the enclosed Proxy or follow the instructions on the Proxy for voting via Internet or by telephone.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a stockholder of record. Rather, the institution is the stockholder of record and you are the “beneficial owner” of the shares. This Proxy Statement and accompanying materials have been forwarded to you by that institution. If you complete and properly sign the accompanying Proxy and return it in the enclosed envelope or follow the instructions on the Proxy for voting by Internet or by telephone, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

If you are a stockholder of record and attend the Meeting, you may vote in person by ballot at the Meeting. To vote by ballot, you must register and confirm your stockholder status at the Meeting. If the stockholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially owned shares by ballot at the Meeting. If you are a stockholder of record, then you may opt to deliver your completed Proxy in person at the Meeting.

You will receive separate Proxies when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each Proxy you receive or follow the Internet instructions on each card. The instructions on each Proxy may differ. Be sure to follow the instructions on each card.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends each of the nominees set forth below for election as a director and urges each stockholder to vote “FOR” each of the nominees. Proxies in the accompanying form will be voted at the Meeting, unless authority to do so is withheld, in favor of the election as a director of each of the nominees named below. Brokers or other nominees who hold shares for “street name” holders do not have discretionary authority to vote uninstructed shares in the election of directors. Neither broker non-votes nor abstentions will affect the outcome of the vote on the proposal.

The Company’s Board of Directors currently consists of five members who, prior to the Company's conversion in 2024 from a British Columbia, Canada corporation into a Delaware corporation (the "Conversion"), had been divided into three classes with each class serving three-year terms expiring at the third Annual Meeting of Stockholders after their election. Following the Conversion, each director now serves until the next Annual Meeting of Stockholders or until his or her successor is elected, whichever is later.

The Company’s Board of Directors, upon the recommendation of the Nominating/Corporate Governance Committee, has nominated each of the five current directors - Jeffrey Royal, Mark Hutchins, Adam Peterson, Brendan Keating, and Jeremy Zhu - to stand for re-election as a director at the Meeting, to hold office until the 2025 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified. No other person has been nominated by the Board to stand for election as a director at the Meeting.

Vote Required

Assuming a quorum is present, the election of each director nominee as a director requires that a plurality of the votes of the shares of Common Stock present, in person or represented by proxy at the Meeting and entitled to vote on the election of directors vote in favor of his election. (Please note that brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors.) In the event any director nominee is unable to serve, the persons designated as proxies will cast votes for such other person as they may select in their discretion as a substitute director nominee. The Board of Directors has no reason to believe that any of the foregoing director nominees will be unavailable, or if elected, will decline to serve.

Each director nominee is a resident of the United States. Certain information is set forth below for each of director nominee:

DIRECTOR NOMINEES FOR ELECTION AT THE ANNUAL MEETING —

IF SO ELECTED, TERM EXPIRES 2025

Name	Age	Principal Occupation And Other Information

Jeffrey Royal (Chair)	48

Jeffrey Royal has served as a director of the Company since October 2017 and as Chairman since January 17, 2019. Since January 2006, Mr. Royal has been the President of Dundee Bank located in Omaha, Nebraska. Prior to joining Dundee Bank, he was Second Vice President of First National Bank of Omaha. Mr. Royal also serves as a director for Boston Omaha Corporation, which Director Adam Peterson serves as the Co-CEO (see below). Mr. Royal received both his Bachelor’s and Master’s degree in Business Administration from Creighton University and completed the Stonier Graduate School of Banking at Georgetown University and the University of Pennsylvania..

The Board believes that Mr. Royal provides the Board with considerable experience and knowledge of accounting and lending.

Mark R. Hutchins	62

Mark R. Hutchins, has served as a member of our Board of Directors since October 2021. Mark served for over 37 years at KPMG, one of the world's leading professional services firms, first in the audit practice, then as leader of the West Coast advisory practice and Senior Relationship Partner for clients in a variety of industries, including financial services and technology. He was Managing Partner of KPMG's Pacific Southwest region, responsible for leading teams in eight offices across all functions, from 2006 through his retirement in September 2020. In addition he served on the Board of Directors of KPMG including as chairman of the Compensation Committee and the Audit Committee as well as serving on many significant non-profit boards.

The Board believes that Mr. Hutchin’s 37 years' experience in audit, consulting and numerous board roles qualifies him to be a member of the Board of Directors in light of the Company's business and structure.

Adam K. Peterson	42

Adam K. Peterson has served as a director of the Company since July 2017. Mr. Peterson serves as President, Chairperson, and CEO of Boston Omaha Corporation, a NYSE-listed company. Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC ("Magnolia Group"), an SEC-registered investment adviser and the general partner of Magnolia Capital Fund, LP. ("Magnolia Capital"). As of the Record Date, Magnolia Capital was the holder of approximately 33.2% of the Company's shares of Common Stock. Between November 2005 and June 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LLC and related entities at a private family investment office, and from May 2004 through June 2006, he was a financial analyst for Peter Kiewit Sons, Inc. Mr. Peterson graduated with a BSBA with a concentration in Finance from Creighton University.

The Board believes that Mr. Peterson provides the Board with financial and business analytical experience as an investor who regularly scrutinizes public companies.

Brendan J. Keating	42

Brendan J. Keating, has served as a member of our Board of Directors since October 2021. Mr. Keating is currently the Managing Partner of Local Asset Management, a Las Vegas based real estate investment firm started in May 2024. Prior to his time at Local, Mr. Keating served as Co-Managing Partner at Boston Omaha Asset Management from January 2023 to May 2024. Since March 2023, Mr. Keating has been the Chairman of Logic Real Estate Companies, LLC, a company based in Las Vegas, Nevada and formed in 2015 which provides commercial property brokerage services. Before being named Chairman, Mr. Keating served as Manager and CEO of Logic from July 2015 through March 2023. From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services. Mr. Keating served as a principal of The Equity Group from 2007 to 2015. Mr. Keating has a B.S. in Finance and Entrepreneurship from Creighton University.

The Board believes that Mr. Keating's experience in commercial real estate brokerage, investment and management services qualifies him to be a member of the Board of Directors in light of the Company's business and structure.

Jeremy Q. Zhu	51

Jeremy Q. Zhu has served as a director of the Company since September 2017. Mr. Zhu is the founder, and since December 2016 has been serving as Managing Director, of Sepulveda Management, LLC (“TCW Sepulveda”), previously known as Wedbush Opportunity Capital, LLC (“Wedbush”). TCW Sepulveda is an investment management company and SEC-registered investment adviser affiliated with the TCW Group, Inc. Between June 2007 and December 2016, Mr. Zhu served as the Managing Director and Senior Vice President of Wedbush, focusing on strategic growth initiatives, investments and acquisitions. Prior to joining Wedbush in 2003, Mr. Zhu worked at Lehman Brothers Venture Capital Group and CSC Kalchas Group, a strategy consultancy with numerous multinational corporations as clients. Mr. Zhu is served as a board member of CalWest Bancorp (OTC company) and as a board member of Community 1st Bancorp (OTC company) until each was sold in 2020 and 2017, respectively. Mr. Zhu received his Master’s in Engineering at Princeton University and a Bachelor of Science in Engineering at Cornell University.

The Board believes that Mr. Zhu brings a unique combination of leadership, financial and business analytical experience to the Board due to his extensive involvement within the financial industry and his service as a board member with several banking institutions.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Audit Committee recommend the ratification of the appointment of Forvis Mazars, LLP (Forvis Mazars) as Independent Registered Public Accounting Firm of the Company for the fiscal year ending March 31, 2025 and urge each stockholder to vote “FOR” such proposal. Abstentions will count as votes against this proposal. However, since brokers may exercise discretionary voting power with respect to this proposal, a stockholder's failure to provide voting instructions will not prevent a broker vote and can therefore affect the outcome of this proposal. Executed and unmarked Proxies in the accompanying form will be voted at the Meeting in favor of this proposal.

Effective August 15, 2022, the Audit Committee engaged Forvis Mazars as Independent Registered Public Accounting Firm (“Independent Auditors”) to provide audit services to the Company, including the audit of the Company’s annual consolidated financial statements and (if required) internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, services performed in connection with filing this Proxy Statement and other reports with the U.S. Securities and Exchange Commission (“SEC”), attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting for the fiscal year ended March 31, 2024. Forvis Mazars has served as the Independent Registered Public Accounting Firm for the Company since August 2022.

Prior to August 15, 2022 RSM US LLP (RSM) provided certain audit services to the Company, including the audit of the Company’s annual consolidated financial statements and (if required) internal control over financial reporting, quarterly reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, services performed in connection with filing proxy statements and information circulars and other reports with the SEC, attendance at meetings with the Audit Committee and consultation on matters relating to accounting, tax and financial reporting for periods prior to the fiscal year ended March 31, 2022. RSM acted as the Independent Registered Public Accounting Firm for the Company from June 2018 through June 2022.

The Audit Committee has appointed Forvis Mazars as Independent Auditors of the Company for the fiscal year ending March 31, 2025, and the Board of Directors and Audit Committee propose the ratification of such appointment. If our stockholders do not ratify the appointment of Forvis Mazars at the Meeting, then the Audit Committee will reconsider its selection of ForvisMazars; however, it is not required to change its selection.

We expect a representative of Forvis Mazars to be present at the Meeting or available at the Meeting to answer any appropriate questions and to make a statement with respect to the Company, if such representative so desires. No representative of RSM will be present at the Meeting or available at the Meeting to answer any questions or make any statements with respect to the Company.

Prior Change in Independent Registered Public Accounting Firm

On August 15, 2022 (the Effective Time), the Audit Committee approved the engagement of Forvis Mazars as the Company's new Independent Registered Public Accounting Firm for the fiscal year ended March 31, 2023 and dismissed RSM as the Company's Independent Registered Public Accounting Firm, in each case effective immediately.

The audit reports of RSM on the Company's consolidated financial statements as of March 31, 2022 and 2021 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal years ended March 31, 2022 and 2021, and in the subsequent interim period preceding the Effective Time, there were no disagreements with RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement(s) in connection with its reports on the Company's financial statements for such fiscal years.

During the Company's fiscal years ended March 31, 2022 and 2021, and in the subsequent interim period preceding the Effective Time, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as previously disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2020, in which management identified two material weaknesses in internal control over financial reporting relating to the Company's Sarbanes-Oxley compliance program and design controls. As disclosed in the Company's Form 10-K for the fiscal year ended March 31, 2021, both weaknesses had been remediated as of March 31, 2021.

The Company provided RSM with a copy of the foregoing disclosures it was to make in a Form 8-K prior to the time the Form 8-K was filed with the SEC and requested that RSM furnish it with a letter addressed to the SEC stating whether RSM agreed with the above statements, and, if not, stating the respects in which it did not agree. A copy of RSM's letter, dated August 17, 2022, is filed as Exhibit 16.1 to that Form 8-K.

During the Company's fiscal years ended March 31, 2022 and 2021, and in the subsequent interim period preceding the Effective Time, neither the Company nor anyone acting on its behalf consulted with Forvis Mazars with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that Forvis Mazars concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

Assuming a quorum is present, approval of the ratification of the appointment of Forvis Mazars as Independent Auditors of the Company for the fiscal year ending March 31, 2025 requires that a simple majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal vote in favor of such proposal.

Fees for Audit and Non-Audit Related Matters

The aggregate fees charged by Forvis Mazars during fiscal 2024 and 2023 and by RSM during fiscal 2023 for professional services rendered to the Company in connection with all audit and non-audit related matters were as follows:

	Fiscal Year Ended March 31,
	2024	2023
Audit Fees (1)	$734,703	$508,736
Audit Related Fees (2)	$17,850	$12,600
Tax Fees (3)	$166,916	$52,500
All Other Fees	$-	$-

(1) Audit fees consist of fees for the audit of the Company’s annual consolidated financial statements and reviews of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consents issued. Audit fees for 2023 also included $60,000 paid to RSM for the consent to the use of the auditor's report for the fiscal year ended March 31, 2023.

(2) Audit related fees for the fiscal years ended March 31, 2024 and 2023 were for the audit of the Company’s retirement plan.

(3) Tax fees for the fiscal years ended March 31, 2024 and 2023 were for tax compliance services and tax consultations related to the Company's Canadian holding company.

For the 2024 fiscal year, the Audit Committee concluded that Forvis Mazars provision of the services described above was compatible with maintaining Forvis Mazars’ independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permissible non-audit services to be provided by the Independent Auditors.

For the 2023 fiscal year, the Audit Committee concluded that RSM’s provision of the services described above was compatible with maintaining RSM’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permissible non-audit services to be provided by the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm in order to assure that the provision of such services does not impair the auditor's independence. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. During each of the fiscal years ended March 31, 2024 and 2023, respectively, all services were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 3: ADVISORY VOTE ON COMPENSATION

OF NAMED EXECUTIVE OFFICERS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in this Proxy Statement. Abstentions will count as votes "against" this proposal and broker non-votes will not be counted for purposes of determining whether a majority of shares has been voted in favor of this proposal. Proxies solicited by the Board will be voted “FOR” approval of the compensation, unless a stockholder specifies otherwise.

Under legislation that Congress enacted in 2010, our stockholders may approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC's Regulation S-K. Accordingly, we are seeking input from stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation Discussion and Analysis section and the accompanying executive compensation tables and narrative discussion contained in this Proxy Statement. The Company asks that you support the compensation of our named executive officers as so disclosed. Because your vote is advisory, it will not be binding on the Compensation Committee, the Nominating/Corporate Governance Committee, the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company’s compensation philosophy emphasizes pay for performance. The goal is to provide an opportunity for total compensation that is competitive and sufficient to attract and retain executives and is reflective of our overall executive compensation philosophy which is designed to:

•
help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses;
•
relate to the value created for stockholders by being directly tied to the financial performance of the Company and the particular executive officer’s contribution to such performance;
•
motivate and reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company; and
•
reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

We describe the individual elements that make up our total compensation more fully in the Executive Compensation Discussion and Analysis section of this Proxy Statement. We believe our executive compensation programs are structured to support the Company and its business objectives.

Accordingly, for the reasons discussed above, the Board recommends that stockholders vote in favor of the approval of the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis section, compensation tables and narrative discussion.

We are currently providing stockholders with the opportunity to submit a non-binding, advisory vote on the compensation of our named executive officers on an annual basis.

Vote Required

Assuming a quorum is present, approval of the compensation of our named executive officers requires that a simple majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal vote in favor of such proposal.

BOARD OF DIRECTORS

Committees of the Board of Directors and Meeting Attendance

The Company has not adopted a formal policy that each director must attend each annual meeting of stockholders, although directors are encouraged to do so. The Company expects all members of the Board to attend the Meeting barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2023 Annual Meeting of Stockholders. During the Company’s fiscal year ended March 31, 2024, there were four meetings of the Board, four meetings of the Audit Committee, one meeting of the Compensation Committee and one meeting of the Nominating/Corporate Governance Committee, and each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings held during the period for which he has been a director and (ii) the total number of meetings of all committees of the Board on which he served held during the periods that he served.

In addition to an Investment Committee, the Board of Directors of the Company has the standing committees listed below.

Audit Committee

On April 1, 2004, the Board of Directors established an Audit Committee, which was comprised of three members during the fiscal year ended March 31, 2024. The committee consists of Messrs. Hutchins (Chair), Keating, and Zhu. The Board has determined that Messrs. Hutchins, Keating and Zhu satisfy the independence requirements of current SEC rules and NASDAQ listing standards. The Board also has determined that each of Messrs. Hutchins, Keating, and Zhu qualify as an audit committee financial expert as defined under these rules and listing standards.

The Audit Committee assists the Board of Directors with its responsibilities by (A) overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements and (B) monitoring (i) the Company’s compliance with legal, risk management and regulatory requirements, (ii) the Company’s Independent Registered Public Accounting Firm’s qualifications and independence, (iii) the Company’s financial reporting process and Independent Registered Public Accounting Firm, and (iv) the Company’s systems of internal control with respect to the integrity of financial records, adherence to its policies and compliance with legal and regulatory requirements. Among other functions, the Audit Committee has direct responsibility to appoint, compensate, retain and oversee the Company’s Independent Registered Public Accounting Firm; has sole authority to pre-approve all audit and non-audit services performed by the Company’s Independent Registered Public Accounting Firm and the fees and terms of each engagement; prepares or authorizes, oversees and reviews the Audit Committee Report; discusses with management and the Independent Registered Public Accounting Firm reports from the Independent Registered Public Accounting Firm with respect to certain audit matters; reviews the Company’s annual and quarterly consolidated financial statements and related public disclosures, earnings press releases and other financial information and earnings guidance provided by the Company; reviews with management the adequacy of internal controls; and reviews and approves related party transactions. The Audit Committee is governed by a written charter, which sets forth the specific functions and responsibilities of the Audit Committee. A copy of the current Audit Committee charter is available on the Company’s web site at www.nicholasfinancial.com under “Investor Center – Corporate Governance.”

Compensation Committee

On June 30, 2005, the Board of Directors established a Compensation Committee, which was comprised of three members during the fiscal year ended March 31, 2024. The committee consists of Messrs. Keating (Chair), Royal, and Zhu. The Board has determined that Messrs. Keating, Royal, and Zhu satisfy the independence requirements of current SEC rules and NASDAQ listing standards, that they are “non-employee directors” pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that they are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The principal responsibilities of the Compensation Committee are to evaluate the performance and approve the compensation of the Company’s Chief Executive Officer and other executive officers and to approve the compensation of non-employee directors; review and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the Company’s corporate strategy; prepare an annual report on executive compensation for inclusion in the Company’s proxy statement; and assist the Board in establishing, and to administer, the Company’s incentive compensation and equity-based plans for key employees and non-employee directors, including the Nicholas Financial, Inc. Equity Incentive Plan and the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of these goals and objectives and establishes his compensation levels based on its evaluation. The specific functions and responsibilities of the Compensation Committee are set forth in its written charter. A copy of the current Compensation Committee charter is available on the Company’s web site at www.nicholasfinancial.com under “Investor Center – Corporate Governance.”

The Compensation Committee may designate one or more subcommittees, each of which must consist of two or more members of the Compensation Committee. Each subcommittee will have and may exercise all the powers and authority of the Compensation Committee, to the extent provided in the committee’s resolutions and to the extent not limited by applicable law or listing standard.

Nominating/Corporate Governance Committee

On June 30, 2005, the Board of Directors established a Nominating/Corporate Governance Committee, which was comprised of three members during the fiscal year ended March 31, 2024. The committee consists of Messrs. Zhu (Chair), Hutchins and Royal.

The Board has determined that Messrs. Zhu, Hutchins, and Royal satisfy the independence requirements of current NASDAQ listing standards.

The principal functions of the Nominating/Corporate Governance Committee are to: identify, consider and recommend to the Board qualified director nominees for election at the Company’s annual meeting; review and make recommendations on matters involving the general operation of the Board and its committees and recommend to the Board nominees for each committee of the Board; and develop and recommend to the Board the adoption and appropriate revision of the Company’s corporate governance policies. The Nominating/Corporate Governance Committee is governed by a written charter, which is reviewed on an annual basis. A copy of the current Nominating/Corporate Governance Committee charter is available on the Company’s web site at www.nicholasfinancial.com under “Investor Center – Corporate Governance.”

Nominations of Directors

The entire Board by majority vote selects the director nominees to stand for election at the Company’s annual meetings of stockholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating/Corporate Governance Committee. In selecting nominees to recommend to the Board to stand for election as directors, the Nominating/Corporate Governance Committee examines each director nominee on a case-by-case basis regardless of who recommended the nominee and takes into account all factors it considers appropriate. While the Nominating/Corporate Governance Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the Company’s Corporate Governance Policies provide that the selection of potential directors should be based on all factors the Nominating/Corporate Governance Committee and the Board consider appropriate, which include issues of diversity, age, background and training, business or administrative experience or skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with regulatory environment. To this end, the Nominating/Corporate Governance Committee believes that the following minimum qualifications must be met by a director nominee to be recommended to stand for election as a director:

•
Each director must display high personal and professional ethics, integrity and values.
•
Each director must have the ability to exercise sound business judgment.
•
Each director must be highly accomplished in his or her respective field, with broad experience at the executive or policy-making level in business, government, education, technology or public interest.
•
Each director must have relevant expertise, experience, be able to offer advice and to offer guidance based on that expertise and experience.
•
Each director must be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.
•
Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Nominating/Corporate Governance Committee may use various sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors, management and stockholders. The Nominating/Corporate Governance Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates who are determined by the Nominating/Corporate Governance Committee to be potential nominees, one or more members of the committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet with the full Nominating/Corporate Governance Committee, which will conduct a personal interview with the candidate. During the interview, the committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board as well as explore any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating/Corporate Governance Committee as a result of the committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the stockholders or fill a vacancy or newly created position on the Board.

Pursuant to the Nominating/Corporate Governance Committee charter as currently in effect, the committee will investigate and consider stockholder recommendations for director nominations submitted in writing by a stockholder (or group of stockholders) in compliance with the Company’s Bylaws, SEC rules and other applicable law. Recommendations for director nominees to be considered by the Nominating/Corporate Governance Committee, including recommendations from stockholders of the Company, should be sent in writing, together with a description of each proposed nominee’s qualifications and other relevant biographical information concerning such proposed nominee, to the Nominating/Corporate Governance Committee of the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters, and must be delivered to the Secretary not less than 90 nor more than 120 days prior to the first anniversary date of the prior year’s Annual Meeting of Stockholders or, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary, such notice must be delivered not earlier than 90 days prior to such Annual Meeting and not later than the later of (i) 60 days prior to the Annual meeting or (ii) 10 days following the date on which public announcement of the date of such Annual Meeting is first made by the Company.

Please refer to the section “Stockholder Proposals” for the deadlines by which stockholders must submit stockholder proposals (including those relating to Board Nominees) under Rule 14a-8 under the Exchange Act and outside of Rule 14a-8.

Leadership Structure and Role in Risk Oversight

On January 17, 2019, the Board appointed Mr. Royal to serve as the Chairman of the Board.

Our Board does not have a policy on whether or not the roles of CEO and Chairman should be separate; indeed, the Board has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals, depending upon what it believes is in the best interests of the Company at that time. At the current time, the Board believes that it is most effective for the roles of CEO and Chairman to be separated in order to ensure continuity in leadership and sound oversight.

Our Board, and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise-related risks. In addition, our Investment Committee is responsible for overseeing investment risk management. Our Chief Executive Officer and Chief Financial Officer, with input as appropriate from other appropriate management members, reports and provides relevant information directly to our Board, Audit Committee and/or Investment Committee on various types of identified material financial, investment, reputational, legal and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Our Board’s, Audit Committee’s and Investment Committee’s roles in our risk oversight process have not affected our Board leadership structure.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits any hedging transactions with respect to the Company’s securities.

Director Independence

In accordance, with NASDAQ rules, the Board has determined that Messrs. Royal, Hutchins, Keating, and Zhu, collectively representing a majority of members of our Board, are independent directors in that they do not have any relationships with the Company and its businesses that would impair their independence.

Communications with Board of Directors

Stockholders may communicate with the full Board or individual directors by submitting such communications in writing to Nicholas Financial, Inc., Attention: Board of Directors (or the individual director(s)), 26133 US HWY 19 North, Suite #300, Clearwater, Florida 33763. Such communications will be delivered directly to the appropriate director(s).

Report of the Audit Committee (1)

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2024 (the “Annual Report”) with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the Company’s Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. The Committee also discussed with the Company’s Independent Auditors matters related to the financial reporting process required to be discussed by Auditing Standard No.

16 as adopted by the Public Company Accounting Oversight Board. In addition, the Committee has received the written disclosures and the letter from the Independent Auditors required by Rule 3526 of the Public Company Accounting Standards Board, as currently in effect, and the Committee discussed with the Independent Auditors that firm’s independence and considered the compatibility of non-audit services with the Independent Auditors’ independence.

The Committee discussed with the Company’s Independent Auditors the overall scope and plans for their audit. The Committee meets with the Independent Auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for filing with the Commission.

Mark R. Hutchins, Audit Committee Chair

Brendan Keating, Audit Committee Member

Jeremy Q. Zhu, Audit Committee Member

(1)
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Board Diversity Matrix (As of August 23, 2024)

EXECUTIVE OFFICERS AND COMPENSATION

The Company currently has two (2) executive officers: Michael Rost, Chief Executive Officer and Charles Krebs, Chief Financial Officer and Corporate Secretary. Additionally, the Company has one (1) former executive officer Irina Nashtatik, Chief Financial Officer and Corporate Secretary. By letter dated June 6, 2024, Ms. Nashtatik and the Company agreed on, and on June 6, 2024, the Board formally ratified, July 12, 2024 as Ms. Nashtatik’s last day of employment with the Company.

Michael Rost, age 53, was appointed as Chief Executive Officer on September 14, 2022. Mr. Rost has worked at the Company for more than 20 years. Prior to his appointment, Mr. Rost served as Interim Chief Executive Officer since May 2022, Vice President of Branch Operations for the Company since April 2021, as Divisional Vice President from June 2018 until April 2021, as District Manager from December 2010 until June 2018, and as Branch Manager from December 2001 until December 2010.

Charles Krebs, age 41, joined the Company as Chief Financial Officer and Corporate Secretary on June 19, 2024. Prior to joining the Company, Mr. Krebs worked from October 2006 through June 2024 in a variety of treasury and finance roles at Peter Kiewit Sons, Inc. ("Kiewit"), a multibillion-dollar international engineering and construction company, most recently from April 2018 through June 2024 as Sr. Manager of Treasury where he was in charge of Kiewit’s Treasury Operations. While at Kiewit, Mr. Krebs' responsibilities included corporate cash management, cash forecasting, currency and commodity risk mitigation, and investment performance and compliance. Mr. Krebs holds a Bachelor’s degree in Finance from Hillsdale College.

Ms. Nashtatik is our former Chief Financial Officer and Corporate Secretary from July 7, 2020 through July 12, 2024, and previously served as our Controller since March 2018, our Vice President of Finance since August 2019 and our interim Chief Financial Officer since November 2019. Prior to joining the Company, she held several leadership positions in accounting, finance, and treasury at Bankers Financial Corporation, USAmeriBank, and Jabil Circuit, Inc., most recently as Vice President of Treasury and Finance at Bankers Financial Corporation (from March 2014 to July 2017). Ms. Nashtatik earned her M.B.A. from the University of Florida, B.S. in Accounting from the University of South Florida, and B.S. in Economics from the State University Higher School of Economics. She is a Certified Public Accountant (CPA) and a Certified Treasury Professional (CTP).

Executive Compensation Discussion and Analysis

The Company deems the information provided in this section material to an understanding of the compensation of its Named Executive Officers (as defined below). However, the Company has opted to comply with the scaled disclosure requirements available to “smaller reporting companies” as such term is defined in Regulation S-K. Irrespective of the title used for this section, the Company is not required and does not undertake to provide the disclosure mandated for companies that do not qualify as smaller reporting companies, including a “Compensation Discussion and Analysis” as that term is used in Item 402(b) of Regulation S-K.

Role of the Compensation Committee

The Compensation Committee is responsible for:

•
evaluating the performance and determining and approving the compensation of the Company’s executive officers, including the Chief Executive Officer (the “CEO”); and
•
overseeing the Company’s compensation and benefit plans for key employees and non-employee directors, including the Company’s equity plans.

Through this process, the Committee reviews and determines all aspects of compensation for the Named Executive Officers (as defined below) of the Company.

The "Named Executive Officers" of the Company are:

•
Michael Rost, Chief Executive Officer,
•
Charles Krebs, Chief Financial Officer and Corporate Secretary (commencing June 19, 2024), and
•
Irina Nashtatik, former Chief Financial Officer and Corporate Secretary (through July 12, 2024).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee was, during the fiscal year ended March 31, 2024, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or

Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Process for Determining Executive Compensation

The Compensation Committee is responsible for establishing and monitoring adherence to the Company’s compensation programs. When setting executive compensation, the Compensation Committee applies a consistent approach for all Named Executive Officers. It intends that the combination of elements of executive compensation closely align the executives’ interest with those of the Company’s stockholders. Target total compensation is generally comprised of base salary, annual cash bonus and incentive compensation in the form of equity grants. The Compensation Committee reviews and adjusts executive target total compensation levels annually, and approves the base salary, annual cash bonus and incentive equity awards for each Named Executive Officer.

As part of the compensation process, the Compensation Committee seeks input and information from the CEO and the full Board of Directors before finalizing any salary increases, employment contracts, bonus plans or long-term incentive equity awards for Named Executive Officers. In considering the appropriate compensation for each of the Named Executive Officers, the Compensation Committee takes into consideration, among other things, the CEO’s recommendations, the executive pay for executive officers in comparable positions for companies in the Company’s peer group, the level of inherent risk associated with the position, the specific circumstances of the executive, and the advisory votes of the Company’s stockholders with respect to the compensation of the Named Executive Officer for prior fiscal years. The Compensation Committee has developed a compensation plan that it believes will achieve the following objectives:

•
provide incentives for management to think like stockholders and pursue strategies and investments that maximize long-term value;
•
tie long term incentive compensation opportunities to the achievement of long-term financial and strategic goals;
•
provide sufficient levels of wealth creation opportunity to attract and retain highly skilled executives; and
•
maximize the financial efficiency of the program from tax, accounting and cash flow perspectives.

Compensation Components

The Company’s executive compensation program currently consists of three key elements: base salary, annual incentive bonus and equity incentive compensation.

Base Salary

The Compensation Committee establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The annual base salaries for Mr. Rost, the Company’s Chief Executive Officer, Mr. Krebs, the Company’s Chief Financial Officer and Corporate Secretary, and Ms. Nashtatik, the Company's former Chief Financial Officer and Corporate Secretary, for the fiscal year ended March 31, 2024 (“Fiscal 2024”) were initially set at $250,000, $190,000, and $220,000, respectively.

Incentive Bonuses

For the Fiscal 2024, the Company did not pay any non-discretionary incentive bonuses in cash to Mr. Rost or Ms. Nashtatik.

Discretionary Bonuses

For the Fiscal 2024, the Compensation Committee retains sole discretion to pay each of Mr. Rost and Ms. Nashtatik a discretionary bonus of up to $100,000 for such fiscal year.

Equity Incentive Compensation

The Compensation Committee believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve stockholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

Prior to August 13, 2015, the Company maintained the Nicholas Financial, Inc. Equity Incentive Plan (the “Equity Plan”). The Equity Plan was terminated on August 13, 2015. While no new awards have been granted under the Equity Plan since that date, awards previously granted under such plan, remain outstanding. Effective August 13, 2015, the Company adopted the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Incentive Plan” or “Plan”). The Omnibus Incentive Plan allows for the grant of equity awards and cash incentive awards to eligible individuals, with up to 750,000 shares of Common Stock reserved for the grant of equity awards under the Plan. The administrator of the Omnibus Incentive Plan (currently the Compensation Committee of our Board of Directors) (the “Administrator”) may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its affiliates (including the Named Executive Officers); any individual whom the Company or one of its affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently, the persons eligible to participate in the Plan consist of approximately two employees and five non-employee directors. A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan”. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan”.

The employment agreement with Mr. Rost provides for a stock purchase matching program (the “Matching Program”), pursuant to which the Company would match 100% of the Company’s Common Stock purchased by Mr. Rost after the date of the employment agreement but before August 29, 2023 and, upon renewal of the term of the employment agreement, 100% of the Company's Common Stock purchased by Mr. Rost before August 29, 2024, with such matching shares being restricted shares of Common Stock that would vest in equal 1/3 tranches on each anniversary of the grant date over three years so long as Mr. Rost's employment with the Company continued. The amount of stock issuable under the Matching Program was capped at $50,000 for each period ending August 29, 2023 and August 29, 2024 ($100,000 in the aggregate) under Mr. Rost's employment agreement. As of March 31, 2024, Mr. Rost has not purchased any Common Stock that would trigger the Matching Program.

The employment agreement with Ms. Nashtatik provided for a Matching Program, pursuant to which the Company would have matched 100% of the Company's Common Stock purchased by Ms. Nashtatik before June 30, 2024, with such matching shares having been restricted shares of Common Stock that would have vested in equal 1/3 tranches on each anniversary of the grant date over three years so long as Ms. Nashtatik's employment with the Company continued. The amount of stock issuable under the Matching Program was capped at $50,000 for each period ending June 30, 2023 and June 30, 2024 ($100,000 in the aggregate) under Ms. Nashtatik's employment agreement. Ms. Nashtatik's employment agreement has been terminated and she did not purchase any Common Stock that would have triggered the Matching Program prior to such termination.

Fiscal 2024 Equity Awards

The equity awards granted in Fiscal 2024 to the Named Executive Officers under the Omnibus Incentive Plan consisted solely of awards of time-vested restricted stock under the Matching Program.

Pursuant to the Matching Program, during Fiscal 2024, no shares of restricted stock were issued to Mr. Rost or Ms. Nashtatik.

Change of Control

The Company has change of control provisions in its employment agreements with its Named Executive Officers, the Equity Plan and the Omnibus Incentive Plan (including under the Performance Unit Program described below). The Company has no additional change of control contracts or arrangements with any of its Named Executive Officers. For further information regarding the employment agreements, see “Potential Payments Upon Termination or a Change of Control – Employment Agreements” and “Summary of Employment Agreements With Executive Officers”.

The change of control provisions in the plans and the employment agreements are designed to make a change of control transaction neutral to the economic interests of employees that might be involved in considering such a transaction. The employees subject to these provisions would likely not be in a position to influence the Company’s performance after a change of control or may not be in a position to earn their incentive awards or vest in their equity awards after a change of control. Thus, the provisions are meant to encourage employees that may be involved in considering a change of control transaction to act in the interests of the Company’s stockholders rather than their own interests.

The change of control provisions in the employment agreements with Named Executive Officers and under the Performance Unit Program are described under “Potential Payments Upon Termination or a Change of Control – Employment Agreements” and “– Equity Incentive Plans”. Generally, the Company’s equity compensation plans provide that restricted stock, restricted stock units and performance units will vest in full, and options to purchase shares of Common Stock will become immediately exercisable, either upon a change of control if the successor company does not assume or replace the award, or upon termination of employment without cause within one year after a change of control.

The Compensation Committee believes that the provisions provided for under the Named Executive Officers’ employment agreements and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change of control even if he or she is not terminated. Our equity compensation plans provide, however, that the Compensation Committee may determine in advance of the change of control event that the provisions would not apply and therefore no accelerated vesting would occur.

Other Compensation

Consistent with the Compensation Committee’s pay-for-performance compensation philosophy, the Company intends to continue to maintain modest executive benefits and perquisites for executive officers; however, the Compensation Committee, in its discretion, may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. The Compensation Committee believes these benefits and perquisites are currently at or below median competitive levels for companies in the Company’s peer group. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives or employees.

Clawback Policy

We maintain a clawback policy that complies with the applicable listing standards of NASDAQ and Rule 10D-1 of the Exchange Act (the Clawback Policy), and is filed as Exhibit 97, Policy for the Recovery of Erroneously Awarded Compensation, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024. The Clawback Policy provides for the recovery or "clawback" of certain erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws.

Tax, Accounting and Other Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There was an exception to the $1,000,000 limitation prior to calendar year 2018 for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, were typically fully deductible. Performance-based cash bonus compensation awards under our Management Incentive Compensation Program were also possibly tax deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. As a result of the Tax Cut and Jobs Act, the performance-based exception to Section 162(m) has been eliminated, resulting in the foregoing performance compensation in excess of $1,000,000 in calendar year 2018 or later generally not being deductible for the Company, subject to the transition rule for plans and agreements in place on November 2, 2017. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Compensation Committee has not adopted a policy requiring that all compensation be tax deductible.

Summary Compensation Table

The following table sets forth for each of the Named Executive Officers (other than Charles Krebs, the Company's Chief Financial Officer and Corporate Secretary, who did not commence service with the Company until June 19, 2024, after the end of the Company's last completed fiscal year): (i) the U.S. dollar value of base salary and bonus earned during each of the fiscal years ended March 31, 2024 and 2023, respectively; (ii) the aggregate grant date fair value (in U.S. dollars) of stock and option awards granted during each of such fiscal years, computed in accordance with ASC Topic 718; (iii) the U.S. dollar value of all other compensation for each of such fiscal years; and (vi) the U.S. dollar value of total compensation for each of such fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael Rost	2024	250,752	25,000	-	-	-	31,118	306,870
Chief Executive Officer	2023	225,103	45,000				12,888	282,991

Irina Nashtatik	2024	227,920	100,000	-	-	-	31,118	359,038
Former Chief Financial	2023	203,846	50,000	-	-	-	26,370	280,216
Officer and Corporate Secretary		-	-	-	-	-	-	-

(1)
Represents discretionary bonuses.

Narrative to Summary Compensation Table

For the fiscal year ended March 31, 2024, the executive compensation programs for our Named Executive Officers included some or all of the following:

•
Base salary
•
Annual cash incentive bonus
•
Equity-based awards
•
Limited perquisites
•
Certain insurance coverages
•
401(k) plan
•
Term life insurance

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Executive Compensation Discussion and Analysis” section. We include further details regarding each Named Executive Officer’s employment agreement (if any) in the “Summary of Employment Agreements with Executive Officers” section.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding option and stock awards held at March 31, 2024, by the Named Executive Officers, other than Charles krebs, the Company's Chief Financial Officer and Corporate Secretary, who did not mmence service with the Company until June 19,2024, after the end of the Company's last completed fiscal year, including the number of shares underlying both exercisable and un-exercisable portions of each stock option, if any, as well as the exercise price and expiration date of each outstanding option, if any.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Rost	5,000	-	-	12.68	11/6/2024	-	-	-	-
Chief Executive Officer
Irina Nashtatik	-	-	-	-		-	-	-	-
Former Chief Financial Officer and Corporate Secretary

Potential Payments Upon Termination or a Change of Control

Employment Agreements

The Company has separate employment agreements with each of its current executive officers. The payments to be made to these executive officers pursuant to such employment agreements in the event of disability or death, involuntary termination without cause and termination following a change of control are described below. These employment agreements are described in greater detail under “Summary of Employment Agreements with Executive Officers” section.

Payments Made Under the Employment Agreements Upon Death or Disability

In the event of the termination of employment due to his or her death or disability, an executive officer will receive only such compensation and other benefits to which he or she was entitled under his or her employment agreement, under the terms of his or her outstanding equity plan awards (as described further below), or otherwise as an employee of the Company through the termination date, including payments of base salary through the calendar month in which such termination occurs.

Payments Made Under the Employment Agreements Upon Termination Without Cause, Constructive Termination or Change of Control

Michael Rost

In the event of the termination of Mr. Rost's employment (i) by the Company other than for cause (as defined in his employment agreement) or (ii) by Mr. Rost upon (a) a good faith determination by Mr. Rost that there has been a material breach of his employment agreement by the Company, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then Mr. Rost will receive the following benefits:

(i) subject to the Section 280G cap described below, a one-time, lump-sum severance payment equal to Mr. Rost's annual base salary in effect at the time of such termination, pro-rated for the number of days remaining in the then-current term (or, following a change of control, a one-time, lump-sum severance payment equal to Mr. Rost's annual base salary in effect at the time of such termination);

(ii) all restricted stock (including shares under the Matching Program), restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested;

(iii) any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro-rated basis according as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iv) up to twelve months of benefits continuation; and

(v) up to $7,500 of fees and expenses of consultants and/or legal or accounting advisors.

A “change of control” is defined in Mr. Rost’s employment agreement generally as (i) the sale of 100% of the Company, (ii) the Board as of September 14, 2022 (the Rost Incumbent Board) generally ceasing for any reason to constitute the Board, provided that any individual becoming a director subsequent September 14, 2022, whose election or nomination for election by the Company’s stockholders was approved by a unanimous vote of the directors then comprising the Rost Incumbent Board, is considered as though such individual were a member of the Rost Incumbent Board, (iii) completion of a reorganization, merger or combination in which 100% of the ownership changes, (iv) liquidation or sale of substantially all of the assets (except in limited circumstances) or (v) a determination by the Board of Directors of the Company, in view of the then current circumstances or impending events, that a change of control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of the employment agreement.

If any severance payment, either alone or when added to any other payment or benefit to which Mr. Rost is entitled from the Company exceeds the amount that may be paid by the Company without a loss of deduction under Section 280G of the Code, then, under the terms of his employment agreement, the severance payment and any other such payment or benefit will be either cut back, to a level below the level that would trigger the loss of deduction, or paid in full and subjected to the loss of deduction and excise taxes, whichever results in the better after-tax result to the executive officer.

Charles Krebs

In the event of the termination of Mr. Krebs’ employment by the Company other than for cause (as defined in his employment agreement), then Mr. Krebs will receive the following benefits:

(i) severance pay equal to the full value of his remaining base pay for the remainder of the term of the employment agreement plus the current cash value of the minimum bonus amounts outlined for such term; and

(ii) the full value of any and all shares and/or options that are unvested shall be paid to Mr. Krebs in cash (and all such unvested shares and /or options shall immediately revert to the Company).

Irina Nashtatik

Ms. Nashtati's employment has been terminated and such termination did not result in any payment being made under her employment agreement for termination without cause, constructive termination or change of control.

Equity Incentive Plans

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon Death, Disability, Termination Without Cause or Constructive Termination

In the event of termination of a participant’s employment due to death or disability or termination without cause by the Company, all shares of restricted stock granted to such participant under the Equity Plan and the Omnibus Incentive Plan will generally become fully vested and the restrictions on transferability under the terms of the award will lapse. In the event of termination of a participant’s employment without cause by the Company, all shares of restricted stock underlying performance units awarded under the Performance Unit Program will become fully vested based on actual performance achieved and will be settled after the conclusion of the performance period. If such termination occurs following the end of the performance period, all earned shares of restricted stock vest immediately.

In the event of termination of a participant’s employment due to death, disability or retirement, all options granted to such participant under the Equity Plan and Omnibus Incentive Plan will become fully vested on the date of such termination and will be exercisable thereafter for a period of 30 days.

In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, performance share awards will generally be deemed earned immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of termination of employment. In the event of termination of a participant’s employment due to death or disability prior to the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that would have been earned had the target performance level for the performance period been met. In the event of termination of a participant’s employment due to death or disability following the end of a performance period, shares of restricted stock underlying performance units awarded under the Performance Unit Program will be deemed earned and vested immediately upon such termination in an amount equal to the amount that was earned based on actual performance achieved.

In all other cases of termination, non-vested equity awards under the Equity Plan and the Omnibus Incentive Plan will generally be forfeited.

A more detailed description of the Equity Plan can be found below under the heading “Summary of Equity Plan”. A more detailed description of the Omnibus Incentive Plan can be found below under the heading “Summary of Omnibus Incentive Plan”.

Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control

Unless the Compensation Committee provides otherwise in any particular award agreement, and other than as stated below under “Performance Unit Program,” in the event of a change of control of the Company, awards may be assumed or substitute awards may be made by the Company or its successor that contain similar terms and conditions as the awards issued under an equity compensation plan, without participant consent. If awards are assumed or if substitute awards are made, and if the Company or its successor in the change of control transaction terminates a participant within one year following the change of control, then the award will immediately vest on the date of such termination of employment or service, as applicable.

If the Company or its successor does not assume the awards or grant substitute awards, then:

•
At least 15 days prior to the change of control transaction, all options held by employees of the Company or its affiliates will become fully vested, and the Company will provide a notice to all holders of options of their right to exercise their options up to the date of the change of control. On the change of control date, all options will be cancelled. If it is not feasible to give 15 days’ notice of cancellation of the options, then the Compensation Committee may determine prior to the change of control date that all options held by employees of the Company or its affiliates will become vested on the date of the change of control, and all holders of options will receive a cash payment, in exchange for cancellation of the options, equal to the value of the option as determined by the Compensation Committee.
•
All shares of restricted stock will vest in full immediately prior to the date of a change of control.
•
Performance share awards will be deemed earned immediately prior to the date of the change of control in an amount equal to the amount that would be earned had the target performance goal for the performance period been met, and then prorated based on the number of days in the performance period that have elapsed to the date of the change of control.

For purposes of the equity compensation plans, a “change of control” generally includes any of the following events:

•
A person or group of persons becomes the beneficial owner of 25% or more of the outstanding shares of Common Stock of the Company or the voting power of any of the Company’s securities, not counting acquisitions approved in advance by the Board of Directors;
•
The members of the Board of Directors on April 1, 2007 for the Equity Plan and July 1, 2015 for the Omnibus Incentive Plan (and any new member appointed or elected to the Board whose appointment, nomination or election was approved by two-thirds of the Board, unless the election is in connection with an election contest) cease to constitute a majority of the Board;
•
The consummation or the sale or other disposition of all, or substantially all, of the Company’s assets;
•
The consummation of a complete liquidation or dissolution of the Company; or
•
The consummation of a merger or consolidation of the Company with or into any other company in which the Company’s stockholders immediately prior to the merger or consolidation will own less than 50% of the outstanding shares of Common Stock or voting control of the surviving company.

Performance Unit Program

Under the Performance Unit Program, if the change of control occurs during a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the target performance level and, if the change of control occurs following a performance period, the awards are converted into time-vested restricted stock of the acquiring company based on the actual performance level achieved. In either case, the awards would accelerate in the event the executive officer is terminated without cause or voluntarily terminates with good reason within 24 months of the change of control. If awards under the Performance Unit Program are not assumed or converted by the acquiring company, then, if the change of control occurs during a performance period, the awards are subject to accelerated vesting based on the target performance level, and if the change of control occurs following a performance period, the awards are subject to accelerated vesting based on actual performance level achieved.

Summary of Employment Agreements with Executive Officers

The Company entered into an employment agreement with Mr. Michael Rost, Chief Executive Officer, effective as of September 14, 2022, and the Company entered into a new employment agreement with Mr. Charles Krebs, Chief Financial Officer effective as of June 19, 2024. In addition, the Company entered into an employment agreement with Ms. Irina Nashtatik, Chief Financial Officer effective as of July 21, 2022, which employment agreement was amended effective as of May 1, 2024, but then terminated on July 12, 2024. The following section provides information on our employment agreements with the Named Executive Officers.

Michael Rost

The employment agreement with Mr. Rost provides for a base salary of $250,000 and discretionary bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses.” The agreement has an initial term expiring August 29, 2023. Thereafter, the agreement automatically renews each year for successive twelve-month periods, unless the Company provides to Mr. Rost, at least 60 days prior to the expiration of the term, written notification that it intends not to renew the agreement, and the Company did not provide such notice to Mr. Rost prior to its due date. Upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control. Mr. Rost's employment agreement provides that, if he is terminated by the Company without cause, or if he terminates his employment upon (a) a good faith determination by him that the Company has materially breached his employment agreement, (b) a material adverse change in his working conditions or status, (c) a significant relocation of his principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by him that there has been any of the following: a breach of his employment agreement by the Company, any adverse change in his working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he relocate his principal office to a location that is more than ten miles from the location of his principal office immediately prior to the change of control, then he shall be entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause, Constructive Termination or Change of Control.” Mr. Rost's agreement further provides that, during the term of the agreement and for a period of one year thereafter, Mr. Rost will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Charles Krebs

The employment agreement with Mr. Krebs provides for a base salary of $190,000 for the first 12 months and $200,000 for months 13 through 24, and discretionary bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses.” The agreement has an initial term expiring on June 19, 2026. Mr. Krebs' employment agreement provides that, if he is terminated by the Company without cause, then he shall be entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause, Constructive Termination or Change of Control.” Mr. Krebs' agreement further provides that, during the term of the agreement Mr. Krebs will not, directly or indirectly, compete with the Company by engaging in certain proscribed activities.

Irina Nashtatik

The employment agreement with Ms. Nashtatik originally provided for a base salary of $220,000 and discretionary bonuses as described above under “Executive Compensation Discussion and Analysis – Compensation Components – Incentive Bonuses”, and an initial term expiring on June 30, 2024, while the amendment to the employment agreement increased the base salary to $240,000 for the period from the effective date through an extended term continuing through December 31, 2024, and provided for a bonus in the range of $25,000 to $75,000 payable to Ms. Nashtatik on or before December 31, 2024, which amount is to be determined by the Board of Directors in its sole discretion. The original agreement automatically renewed each year for successive twelve-month periods, unless the Company provided to Ms. Nashtatik, at least 60 days prior to the expiration of the term, written notification that it intends not to renew the agreement. However, the amendment provided that the agreement would not automatically extend and instead would only extend if the Company and Ms. Nashtatik agreed upon an extension, with each party to notify the other by August 31, 2024 if an extension would be entered into. The original agreement provided that, upon a change of control, the term of the agreement would be extended until the first anniversary of the change of control, and if she was terminated by the Company without cause, or if she terminated her employment upon (a) a good faith determination by her that the Company had materially breached her employment agreement, (b) a material adverse change in her working conditions or status, (c) a significant relocation of her principal office or (d) upon or within the one-year period following a change of control of the Company, a good faith determination by her that there had been any of the following: a breach of her employment agreement by the Company, any adverse change in her working conditions, status, authority, duties, responsibilities or any requirement that she relocate her principal office to a location that is more than ten miles from the location of her principal office immediately prior to the change of control, then she would have been entitled to a severance payment as described above under “Potential Payments Upon Termination or a Change of Control – Employment Agreements — Payments Made Upon Termination Without Cause, Constructive Termination or Change of Control.” Ms. Nashtatik’s original agreement further provided that, during the term of the agreement and for a period of one year thereafter, Ms. Nashtatik would not, directly or indirectly, compete with the Company by engaging in certain proscribed activities. However, the amendment to the agreement eliminated such noncompetition provisions. Ms. Nashtatik’s employment agreement was mutually terminated on July 12, 2024 and Ms. Nashtatik has agreed to serve as a consultant to the Company until December 31, 2024 to assist with the transition of her duties to Mr. Krebs in exchange for an upfront lump sum payment of $75,000 with no further payments of any compensation or bonus remaining due.

Summary of Equity Plan

The Equity Plan was adopted by the Board of Directors of the Company on June 15, 2006 and approved by the stockholders of the Company on August 9, 2006. The Equity Plan was terminated on August 13, 2015; no new awards have been granted under such plan since that date, but awards granted under such plan remain outstanding. The purposes of the Equity Plan were:

•
to attract, retain and reward individuals who serve as key employees and non-employee directors of the Board; and
•
to increase stockholder value by offering participants the opportunity to acquire shares of Common Stock or receive monetary payments based on the value of such shares of Common Stock. By providing stock-based awards to the Company’s key employees and non-employee directors, the Board of Directors believes those individuals will be provided an incentive to increase stockholder value.

A more detailed summary of the Equity Plan was included in Proposal 2 of the Company’s Proxy Statement for the 2006 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Summary of Omnibus Incentive Plan

The Omnibus Incentive Plan was adopted by the Board of Directors and subsequently approved by the stockholders of the Company on August 13, 2015. The purpose of this Omnibus Incentive Plan is to promote the best interests of the Company and its stockholders by providing key employees and non-employee directors of the Company and its affiliates with an opportunity to acquire a proprietary interest in the Company or receive other incentive compensation on the potentially favorable terms that the Plan provides. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and its affiliates by those key employees and directors who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success, all of which benefits the stockholders.

The Omnibus Incentive Plan:

•
is administered by the Compensation Committee with respect to key employee participants and the Board of Directors with respect to non-employee director participants;
•
permits the grant of options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards;
•
limits the number of awards that the Compensation Committee may grant to any one key employee participant; and
•
reserves 750,000 shares of Common Stock for awards.

A more detailed summary of the Omnibus Incentive Plan was included in Proposal 3 of the Company’s Proxy Statement for the 2015 Annual General Meeting and a copy of the Equity Plan was attached to such Proxy Statement as Appendix A, both of which are incorporated herein by reference.

Director Compensation

The following table sets forth information regarding the compensation received by each of the Company’s non-employee directors during the fiscal year ended March 31, 2024:

Name	Fees Earned or Paid in Cash	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jeremy Q. Zhu	61,000	—	—	61,000
Adam K. Peterson	61,000	—	—	61,000
Jeffrey Royal	61,000	—	—	61,000
Mark R. Hutchins	61,000	—	—	61,000
Brendan J. Keating	61,000	—	—	61,000
(1)
Grant date fair value.

Directors who are not employed by us (“Non-Employee Directors) do not receive any additional compensation for their services as directors. The Compensation Committee reviews the director compensation on annual basis.

Each Non-Employee Director receives an annual retainer of $45,000, with the chair of each standing committee receiving an additional $10,000. Non-Employee Directors do not receive a per meeting fee for ordinary-course Board meetings; however, they receive a meeting fee of $1,000 per non-ordinary course Board meeting (reduced to $750 for telephonic meetings), calculated separately for the Board of Directors and each committee. Generally, each Non-Employee Director receives an annual award of restricted stock with a value of $20,000, although no such awards were granted during the fiscasl year ended March 31, 2024. Directors joining the Board of Directors mid-year will receive a pro-rated equity award vesting on the date of the following annual meeting of stockholders.

Upon a change of control of the Company, the awards granted under the Omnibus Incentive Plan to Non-Employee Directors are treated in the same manner as awards made to employees as described above under “Payments Made Under the Equity Plan and Omnibus Incentive Plan Upon a Change of Control.”

Pay Versus Performance

The following table sets forth the compensation for our CEOs and the average compensation for our other named executive officers (the Non-CEO NEOs), both as reported in the Summary Compensation Table along with certain adjustments to reflect the compensation actually paid to such individuals, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, for each of fiscal year 2024, 2023 and 2022. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for CEO (Rost)	Compensation Actually Paid to CEO (Rost) (1)	Summary Compensation Table Total for CEO (Marohn)	Compensation Actually Paid to CEO (Marohn)(1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (1)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (2)	Net Income (Loss) (millions) (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$306,870	$306,870	$—	$—	$359,038	$359,391	$63.95	$20.80
2023	$282,991	$282,991	$208,052	$(76,519)	$208,216	$277,525	$58.16	$(34.10)

(1) The dollar amounts reported in columns (c), (e) and (g) represent the amount of compensation actually paid to our CEOs and the average of the compensation actually paid to our Non-CEO NEOs. The dollar amounts reported as compensation actually paid do not reflect the actual amount of compensation earned by or paid to our CEO or our Non-CEO NEOs during the applicable years, as explained in the ensuing tables. Our CEO included for purposes of calculating the amounts in each applicable year are as follows: (i) for fiscal 2024, Michael Rost, (ii) for fiscal 2023, Michael Rost and Douglas W. Marohn and (iii) for fiscal 2022, Douglas W. Marohn. The only Non-CEO NEO for fiscal 2024, fiscal 2023 and fiscal 2022 was Irina Nashtatik. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total (i)	Reported Value of Equity Awards(ii)	Equity Award Adjustments(iii)	Compensation Actually Paid
	A	B	C	A+B+C
		Company's CEO
2024	$306,870	-	-	$306,870
		Average of Non-CEO NEOs
2024	$359,038	-		$359,391

(i) Reflects the amounts (or the average amounts with regard to the Non-CEO NEOs) represented in the “Total” column of the Summary Compensation Table for the applicable years.

(ii) Reflects the grant date fair value of equity awards granted to the CEO (or the average amounts with regard to the Non-CEO NEOs) as reported in the “Stock Awards” column in the Summary Compensation Table for the covered years.

(iii) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) as set forth in the chart below:

Fiscal Year	Plus Year End Fair Value of Outstanding Unvested Equity Awards Granted in the Year	Year over Year Change (Positive or Negative) in Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change (Positive or Negative) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
			Company's CEO
2024	-	-	-	-	-
			Average of Non-CEO NEOs
2024	-	$143	$210	-	$353

(2) Total Shareholder Return, or TSR, reflects the cumulative return of a $100 investment from the beginning of fiscal 2022 through the end of each of the fiscal years in the table, calculated in accordance with Item 201(e) of Regulation S-K.

(3) The dollar amounts reported represent the amount of net income (loss) reflected in our audited consolidated financial statements for the applicable year.

Compensation Actually Paid vs. Cumulative TSR of the Company

The following graph compares the relationship between the amount of compensation actually paid to our CEOs and the average compensation actually paid to our Non-CEO NEOs with the Company’s cumulative TSR over the three years presented in the table.

Compensation Actually Paid vs. Net Income (Loss)

The following graph compares the relationship between the amount of compensation actually paid to our CEOs and the average compensation paid to our Non-CEO NEOs with our net income (loss) over the three years presented in the table.

RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since the beginning of the Company’s fiscal year ended March 31, 2023, there have been no transactions with related persons, and there are no currently proposed transactions with related persons, required by applicable SEC rules and regulations to be disclosed hereunder. No director or executive officer of the Company, no nominee for election as a director of the Company, and no associate or affiliate of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company’s fiscal year ended March 31, 2023.

Review, Approval, and/or Ratification of Transactions with Related Persons

The Company recognizes that transactions involving related persons can present potential or actual conflicts of interest and create the appearance that the Company’s business decisions are based on considerations other than the best interests of its stockholders. Therefore, in accordance with the terms of its charter, the Audit Committee of the Board will review and approve all transactions involving related persons. The policy covers, and is not limited to, the SEC’s threshold requirements involving related person transactions.

General Policy

Transactions involving related persons must be approved, or ratified if pre-approval is not feasible, by the Audit Committee of the Board consisting solely of independent directors, who will approve or ratify the transaction only if they determine that it is in the best interests of the Company’s stockholders. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable: (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. The Audit Committee will also periodically monitor ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

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It is the responsibility of management or the affected director or executive officer to bring the matter to the attention of the Audit Committee.
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Any transaction involving a related person should be presented to the Audit Committee at the next regularly scheduled meeting.
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All transactions should be pre-approved by the Audit Committee, or if not feasible, ratified by the Audit Committee as promptly as practicable.
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If a member of the Audit Committee is involved in the transaction, except for purposes of providing material information about the transaction to the Audit Committee, he must be recused from all discussions and decisions about the transaction.

Ongoing transactions involving related persons shall be reviewed by the Audit Committee on an annual basis at the first regularly scheduled meeting of the fiscal year.

Since the beginning of the Company’s last fiscal year, there have been no transactions required to be reported under the applicable SEC rules where such policies and procedures did not require review, approval or ratification or where such policies and procedures were not followed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company, no nominee for election as a director of the Company, no person who has been a director or executive officer of the Company since the commencement of the Company’s last completed fiscal year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership or securities or otherwise, in any matter to be acted upon at the Meeting.

STOCKHOLDER PROPOSALS

Only stockholders of record as of August 13, 2024, are entitled to bring business before the Meeting or make nominations for directors. Stockholder proposals submitted for presentation at the Meeting must have been received by the Secretary of the Company at its home office no earlier than April 26, 2024, and no later than May 26, 2024 (the "Notice Period"). Stockholder proposals submitted for presentation at the Annual Meeting received before or after the Notice Period will be considered untimely. The notice for any such proposal must contain (i)(A) the name and address of the stockholder delivering the notice and a statement with respect to the amount of the Company's stock beneficially and/or legally owned by such stockholder. (B) the nature of any such beneficial ownership of such stock, (C) the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others, and (D) the length of time for which all such stock has been beneficially or legally owned by such stockholder, and (ii) information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Exchange Act, and the rules and regulations promulgated by the SEC thereunder, or (iii) a description of the proposed business to be brought before the meeting, as the case may be. The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

In order to be included in the Company's Proxy Statement and form of proxy relating to next year's Meeting, stockholder proposals must be submitted by April 25, 2025, to the Secretary of the Company at its principal executive offices. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Exchange Act. Pursuant to Section 2.7 of the Company's Bylaws, nominations for directors or stockholder proposals submitted for presentation at next year's Meeting (other than proposals submitted for inclusion in the Company's Proxy Statement and form of proxy) must have been received by the Sectary of the Company at its principal executive offices no earlier than April 25, 2025 and no later than May 25, 2025. Any such nominations or proposals must be in accordance with the requirements and procedures outlined in the Company's Bylaws and summarized above in this section.

HOUSEHOLDING

As permitted by SEC rules, only one set of proxy materials is being delivered to multiple stockholders sharing a household unless we received contrary instructions from one or more of such holders prior to the mailing date. In that case, we undertake to deliver promptly on written or oral request made to Nicholas Financial, Inc., 26133 US HWY 19 North, Suite #300, Clearwater, Florida 33763 (Attn: Chief Financial Officer) or (727) 726-0763, a separate set of the proxy materials. A stockholder can direct us to mail separate sets in the future by request made to the same address or phone number. In addition, a stockholder can request that only a single set be sent to a household that is currently receiving multiple sets, also by directing their request to such address and phone number.

OTHER MATTERS

MANAGEMENT KNOWS OF NO OTHER MATTERS TO COME BEFORE THE MEETING OTHER THAN THOSE REFERRED TO IN THE NOTICE OF MEETING. HOWEVER, SHOULD ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY SOLICITED HEREBY WILL, ON A POLL, BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE SHARES REPRESENTED BY THE PROXY.

Dated this 23rd day of August, 2024

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey C. Royal

Chairman of the Board

P.O. BOX 8016, CARY, NC 27512-9903 Internet: Nicholas Financial, Inc. www.proxypush.com/NICK Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote For Shareholders of record as of August 13, 2024 Tuesday, September 24, 2024 10:00 AM, Central Time The Omaha Building 1650 Farnam Street, Omaha, Nebraska 68102-2186 Phone: 1-866-485-1031 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Central Time, September 24, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey Royal and Mark Hutchins (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nicholas Financial, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Nicholas Financial, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect five directors to hold office until the 2025 Annual Meeting of Stockholders, until their respective successors are duly elected and qualified. FOR WITHHOLD 1.01 Jeffrey Royal FOR 1.02 Mark Hutchins FOR 1.03 Adam Peterson FOR 1.04 Brendan Keating FOR 1.05 Jeremy Zhu FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Forvis Mazars, LLP as the Company's Independent Registered FOR Public Accounting Firm for the fiscal year ending March 31, 2025. 3. To provide an advisory vote on the compensation for our named executive officers as disclosed in FOR the Executive Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion contained in the accompanying Proxy Statement. Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)